                      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We  consent  to the  incorporation  by  reference  in  this  Post-Effective
Amendment  No.  33 to  Registration  Statement  No.33-16494  on Form N-1A of our
report  dated  November  15,  2006,  relating to the  financial  statements  and financial highlights of Oppenheimer Champion Income Fund appearing in the Annual
Report on Form  N-CSR of  Oppenheimer  Champion  Income  Fund for the year ended
September 30, 2006, and to the references to us under the headings  "Independent
Registered  Public  Accounting Firm" in the Statement of Additional  Information
and  "Financial   Highlights"  in  the  Prospectus,   which  are  part  of  such
Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
January 26, 2007